UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019
CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 7.01 — REGULATION FD DISCLOSURE
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 7.01 — REGULATION FD DISCLOSURE
On December 10, 2019, Calpine Corporation (the “Company”) announced the upsizing and pricing of $1,250 million in aggregate principal amount of its 4.500% Senior Secured Notes due 2028 in a private placement. The aggregate principle amount of the notes offered was increased from $750 million. The offering is expected to close on December 20, 2019. A copy of the press release is being furnished as Exhibit 99.1 hereto.
Additionally, on December 10, 2019, the Company announced the extension of its cash tender offer for its 6.000% Senior Secured Notes due 2022 and the commencement of a cash tender offer for its 5.875% Senior Secured Notes due 2024. A copy of the press release is being furnished as Exhibit 99.2 hereto.
The information in this Item 7.01, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated December 10, 2019.*

99.2	Calpine Corporation Press Release dated December 10, 2019.*
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ W. THADDEUS MILLER
W. Thaddeus Miller
Executive Vice Chairman, Chief Legal Officer and
Secretary

Date: December 10, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated December 10, 2019.*

99.2	Calpine Corporation Press Release dated December 10, 2019.*
__________

*	Furnished herewith.

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